                                                                   EXHIBIT 10.42



                               ALPHA MICROSYSTEMS

                               MANAGEMENT DEFERRED

                                COMPENSATION PLAN

                                TABLE OF CONTENTS

ARTICLE 1 - TITLE AND DEFINITIONS                                                          1

        1.1    Title                                                                       1
        1.2    Definitions                                                                 1
               A.     Account or Accounts                                                  1
               B.     Base Salary                                                          1
               C.     Beneficiary or Beneficiaries                                         1
               D.     Board of Directors or Board                                          2
               E.     Bonuses                                                              2
               F.     Code                                                                 2
               G.     Committee                                                            3
               H.     Corporation                                                          3
               1.     Corporation's Residual Trust Interests                               3
               J.     Compensation                                                         3
               K.     Deferral Account                                                     3
               L.     Discretionary Corporation Contributions                              3
               M.     Discretionary Corporation Contributions Account                      3
               14.    Distributable Amount                                                 3
               O.     Early Distribution                                                   3
               P.     Effective Date                                                       3
               Q.     Eligible Employee                                                    4
               R.     Fund or Funds                                                        4
               S.     Initial Election Period                                              4
               T.     Interest Rate                                                        4
               U.     Net Policy Benefit                                                   4
               V.     Participant                                                          4
               W.     Payment Date                                                         4
               X.     Plan                                                                 4
               Y.     Plan Year                                                            4
               Z.     Policy                                                               4
               AA.    Scheduled Withdrawal Date                                            4
               BB.    Trust                                                                5
               CC.    Trustee                                                              5

ARTICLE 2 - PARTICIPATION                                                                  5

ARTICLE 3 - DEFERRAL ELECTIONS                                                             5

        3.1    Elections to Defer Compensation                                             5
               A.     Initial Election Period                                              5

               B.     General Rule                                                         5
               C.     Duration of Compensation Deferral Election                           6
               D.     Elections other than Elections during the Initial Election Period    6
        3.2    Investment Elections                                                        6

ARTICLE 4 - DEFERRAL ACCOUNTS AND TRUST FUNDING                                            7

        4.1    Deferral Accounts                                                           7
        4.2    Discretionary Corporation Contribution Account                              8
        4.3    Trust Funding                                                               9

ARTICLE 5 - VESTING                                                                        9

ARTICLE 6 - CONTRIBUTION AND DISTRIBUTIONS                                                10

        6.1    Contribution                                                               10
        6.2    Distribution of Deferred Compensation.                                     10
               A.     Distribution Without Scheduled Withdrawal Date                      10
               B.     Distribution with Scheduled Withdrawal Date                         11
3.      Hardship Withdrawals                                                              11
               D.     Death Benefit                                                       12
               E.     Death After Benefit Commencement                                    12
        6.3    Early Distributions                                                        13
        6.4    Inability to Locate Participant                                            13
        6.5    Payment of Policy Premiums                                                 13

ARTICLE 7 - ADMINISTRATION                                                                13

        7.1    Committee                                                                  13
        7.2    Committee Action                                                           13
        7.3    Powers and Duties of the Committee                                         14
        7.4    Construction and Interpretation                                            15
        7.5    Information                                                                15
        7.6    Compensation, Expenses and Indemnity                                       15
        7.7    Quarterly Statements                                                       15
        7.8    Disputes                                                                   16
               A.     Claim                                                               16
               B.     Claim Decision                                                      16
               C.     Request for Review                                                  16
               D.     Review of Decision                                                  16

ARTICLE 8 - MISCELLANEOUS                                                                 17

        8.1    Unsecured General Creditor                                                 17
        8.2    Restriction Against Assignment                                             17
        8.3    Withholding                                                                17
        8.4    Amendment, Modification, Suspension or Termination                         17
        8.5    Governing Law                                                              18
        8.6    Receipt or Release                                                         18
        8.7    Payment on Behalf of Persons Under Incapacity                              18
        8.8    Limitation of Rights and Employment Relationship                           18
        8.9    Headings                                                                   18

EXHIBIT 1 - ALPHA MICROSYSTEMS DEFERRED COMPENSATION TRUST                    20

EXHIBIT 2 - INVESTMENT FUNDS                                                  21








                               ALPHA MICROSYSTEMS

                           DEFERRED COMPENSATION PLAN

        WHEREAS, ALPHA MICROSYSTEMS, a California corporation ("Corporation"), desires to establish a Deferred Compensation Plan ("Plan") to provide supplemental retirement income benefits for a select group of management on highly compensated employees through deferrals of salary and bonuses effective as of November 1, 1998;

        NOW, THEREFORE, effective as of November 1, 1998, the Plan is hereby adopted to read as follows:

                                    ARTICLE 1

                              TITLE AND DEFINITIONS

        1.1 Title. This Plan shall be known as the ALPHA MICROSYSTEMS MANAGEMENT DEFERRED COMPENSATION PLAN ("Plan").

        1.2 Definitions. Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

               A. Account or Accounts. Shall mean a Participant's Deferral Account and Discretionary Corporation Contributions Account.

               B. Base Salary. Shall mean a Participant's annual base salary, excluding bonus, incentive and all other remuneration for services rendered to Corporation and prior to reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code.

               C. Beneficiary or Beneficiaries. Shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death (other than the death benefits described in Article 6.2(D) unless such person is also designated as a beneficiary under the Policy described therein). No beneficiary shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. If there is no Beneficiary designation in effect, then the person designated to receive the death benefit specified in
Article 6.2(D) shall be the Beneficiary. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by Participant's spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within ninety (90) days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed one hundred eighty (180) days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (i) to that person's living parent(s) to act as custodian, (ii) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (iii) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty
(60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Corporation pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Corporation.

               D. Board of Directors or Board. Shall mean the Board of Directors of ALPHA MICROSYSTEMS, a California corporation.

               E. Bonuses. Shall mean such additional amounts of income as Corporation may determine to pay to an employee, as determined in the sole and absolute discretion of the Corporation. Bonuses shall be deemed earned at such time as Corporation communicates its determination of bonuses to the affected eligible employee.

               F. Code. Shall mean the Internal Revenue Code of 1986, as amended.

               G. Committee. Shall mean the Committee appointed by the Board to administer the Plan in accordance with Article 7.

               H. Corporation. Shall mean ALPHA MICROSYSTEMS, a California corporation, and any successor corporations. Corporation shall include each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which is a component member, if the Board provides that such corporation shall participate in the Plan.

               I. Corporation's Residual Trust Interest. Shall mean the accumulated cash surrender value of the Policy obtained pursuant to this Plan.

               J. Compensation. Shall mean solely Base Salary and/or Bonuses that the Participant is entitled to receive for services rendered to the Corporation.

               K. Deferral Account. Shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (i) the portion of the Participant's Compensation that Participant elects to defer; and (ii) interest pursuant to Article 4.1.

               L. Discretionary Corporation Contributions. Shall mean contributions made by Corporation, in its discretion, to Trust on behalf of an Eligible Employee apart from and in addition to elective deferral contributions by Eligible Employee in accordance with this Plan.

               M. Discretionary Corporation Contributions Account. Shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to Discretionary Corporation Contributions, if any, and interest pursuant to Article 4.2.

               N. Distributable Amount. Shall mean the balance in the Participant's Deferral Account and the vested balance in the Participant's Discretionary Corporation Contributions Account.

               O. Early Distribution. Shall mean an election by a Participant in accordance with Article 6.2, to receive a withdrawal of vested amounts from Participant's Deferral Account and Discretionary Corporation Contributions Account prior to the time in which such Participant would otherwise be entitled to such amounts.

               P. Effective Date. Shall mean November 1, 1998.

               Q. Eligible Employee. Shall mean such management or highly compensated employees as are designated by the Corporation for participation in this Plan.

               R. Fund or Funds. Shall mean one or more of the investment funds selected by the Committee pursuant to Article 3.2(B).

               S. Initial Election Period. The Initial Election Period for an Eligible Employee shall mean the thirty (30) day period ending on November 1, 1998; or the thirty (30) day period following the time an employee shall be designated by the Corporation as an Eligible Employee.

               T. Interest Rate. Shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

               U. Net Policy Benefit. Shall mean the Death Benefit or the face value of the Policy reduced by Corporation's Residual Trust Interest.

               V. Participant. Shall mean any Eligible Employee who becomes a Participant in accordance with Article 2.1.

               W. Payment Date. Shall mean the time as soon as practicable after the earlier of (i) the first day of the month following the end of the calendar quarter in which the Participant's employment terminates for any reason, or (ii) the Scheduled Withdrawal Date.

               X. Plan. Shall mean this ALPHA MICROSYSTEMS MANAGEMENT DEFERRED COMPENSATION PLAN as set forth herein, now in effect, or as amended from time to time ("Plan").

               Y. Plan Year. Shall mean the twelve (12) consecutive month period beginning on each January 1 and ending on December 31, except for the Short Plan Year for implementation of this Plan which shall be from November 1, 1998 to December 31, 1998.

               Z. Policy. Shall mean an insurance policy purchased in accordance with the terms of this Plan ("Policy").

               AA. Scheduled Withdrawal Date. Shall mean the distribution date elected by the Participant for an in-service withdrawal of all amounts of Compensation deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

               BB. Trust. Shall mean the ALPHA MICROSYSTEMS DEFERRED COMPENSATION Trust, effective November 1, 1998 ("Trust"), attached hereto and incorporated herein as Exhibit "1".

               CC. Trustee. Shall mean the Trustee under the Trust.

                                    ARTICLE 2
                                  PARTICIPATION

        An Eligible Employee shall be specifically selected for participation by the Committee. An Eligible Employee shall become a Participant in the Plan by
(i) electing to defer a portion of Eligible Employee's Compensation in accordance with Article 3.1, (ii) filing a life insurance application form along with Eligible Employee's deferral election form, and (iii) complying with such medical underwriting requirements as determined by the life insurance carrier selected by the Corporation. An Eligible Employee who completes the requirements of the preceding sentence shall commence participation in this Plan as of the first day of the month in which Compensation is deferred. In the event it is determined by the Committee, that the proposed life insurance policy cannot be obtained in a cost efficient manner after medical underwriting requirements have been met, the Participant shall not be eligible to receive death benefits in accordance with Article 6.2(D), of this Plan. Notwithstanding any provision to the contrary, if it is determined or reasonably believed, based on a judicial or administrative determination or an opinion of Corporation's legal counsel that a Plan Participant is not a management or highly compensated employee, such individual shall cease to be a Participant and Participant's Distributable Amount shall be paid to Participant in a lump sum as soon as practicable after the determination is made that Participant is not a management or highly compensation employee.

                                    ARTICLE 3

                               DEFERRAL ELECTIONS

        3.1    Elections to Defer Compensation.

               A. Initial Election Period. Subject to the provisions of Article 2, each Eligible Employee may elect to defer Base Salary and/or Bonuses by filing with the Committee an election that conforms to the requirements of this
Article 3.1, on a form provided by the Committee, no later than the last day of Eligible Employee's Initial Election Period, as defined in Article 1.2(S) of this Plan

               B. General Rule. The amount of Compensation which an Eligible Employee may elect to defer is such Compensation earned on or after the time at which the Eligible Employee elects to defer in accordance with Articles 1.2(S) and 3.1(A) and shall be a flat dollar amount or percentage which shall not exceed FIFTY PERCENT (50%) of the Eligible Employee's Base Salary, ONE HUNDRED PERCENT (100%) of Bonuses, annual or otherwise; provided, that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security tax (including Medicare), income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than FIVE THOUSAND DOLLARS ($5,000), provided, such minimum contribution can be satisfied from any combination of either Base Salary, or Bonus.

               C. Duration of Compensation Deferral Election. Subject to Article 1.2(S), an Eligible Employee's initial election of Deferrals must be filed within the thirty (30) day period following the time an employee shall be designated by the Corporation as an Eligible Employee. Such election shall be for the remainder of the Plan Year, in the event the Plan Year has commenced. A Participant may not suspend Participant's election during the Plan Year. A Participant may increase, decrease or terminate a deferral election with respect to Deferrals for any subsequent Plan Year by filing a new election on or before December 15th which election shall be effective on the first day of the next following Plan Year.

               D. Elections other than Elections during the Initial Election Period. Subject to the limitations of Article 3.1(B) above, any Eligible Employee who fails to elect to defer Compensation during Eligible Employee's Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Deferral election may elect to again defer Compensation, by filing an election, on a form provided by the Committee, to defer Compensation as described in Articles 3.1(B) and 3.1(C) above. An election to defer Compensation must be filed on or before December 15th and will be effective from Compensation earned during pay periods beginning on or after the following January 1st in a timely manner in accordance with Article 3.1(C).

        3.2    Investment Elections.

               A. At the time of making the deferral elections described in
Article 3.1, the Participant shall designate, on a form provided by the Committee, the types of investment funds the Participant's Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account.

               1. Initial investment funds available for designation are included as Exhibit "2" to this Plan.

               2. In making the designation pursuant to this Article 3.2, the Participant may specify that all or any multiple of Participant's Deferral Account and Discretionary Corporation Contributions Account (in whole percentage increments) be deemed to be invested in one or more of the types of investment funds provided under the Plan as communicated from time to time by the Committee. Effective as of the end of any calendar month, a Participant may change the designation made under this Article 3.2 by filing an election, on a form provided by the Committee, at least five (5) days prior to the end of such month. Notwithstanding anything to the contrary in this Article 3.2(A), Participant may make a separate investment election with respect to Compensation indicated to Participant's Deferral Account for each and every Plan Year.

               3. If a Participant fails to elect a type of fund under this
Article 3.2, Participant shall be deemed to have elected the Money Market type of investment fund.

               B. Although the Participant may designate the type of investments, the Committee shall not be bound by such designation. The Committee shall select from time to time, in the Committee's sole discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Article 3.2(A) above to be the Funds. The Interest Rate of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant's Account under
Article 4.

                                    ARTICLE 4
                       DEFERRAL ACCOUNTS AND TRUST FUNDING

        4.1 Deferral Accounts. The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to an investment fund elected by the Participant pursuant to Article 3.2(A). A Participant's Deferral Account shall be credited as follows:

               A. As of the fifth business day following each payroll date, the Committee shall credit the investment fund subaccounts of the Participants Deferral Account with an amount equal to Compensation deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Article 3.2(A); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

               B. As of the last day of each month, each investment fund subaccount of a Participant's Deferral Account shall be adjusted with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month plus Compensation deferred during the current month commencing on the date such deferred Compensation is credited to the investment fund subaccount by the Interest Rate for the corresponding fund selected by the Corporation pursuant to
Article 3.2(B).

               C. As of the last day of each month, each investment fund subsequent of a Participant's Deferral Account shall be charged reasonable expenses and fees in connection with the administration of this Plan. Such expenses and fees may include, but shall not be limited to: monthly administration fee, monthly cost of insurance, a charge on each month's deferrals not to exceed five percent (5%), and applicable policy surrender charges. Such expenses and fees may be subject to charge fees time to time by the Committee, and shall be disclosed to Participants on the election form provided by the Committee to Participants, pursuant to Article 3.1(D) of this Plan.

               D. In the event that a Participant elects for a given Plan Year's deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such Plan Year's deferral of Compensation.

        4.2 Discretionary Corporation Contributions Account. The Committee shall establish and maintain a Discretionary Corporation Contributions Account for each Participant under the Plan. Each Participant's Discretionary Corporation Contributions Account shall be further divided into separate subaccounts ("investment fund subaccount"), each of which correspond to the investment fund elected by the Participant pursuant to Article 3.2(a). A Participant's Discretionary Corporation Contributions Account shall be credited as follows:

               A. As of the fifth business day following the payroll date during each Plan Year, the Committee shall credit the investment fund subaccounts of the Participant's Discretionary Corporation Contributions Account with an amount equal to the Discretionary Corporation Contributions, if any, applicable to that Participant, that is, the proportion of the Participant's Discretionary Corporation Contributions, if any, which the Participant elected to be deemed to be invested in a certain type of investment fund shall be credited to the corresponding investment fund subaccount; and

               B. As of the last day of each month, each investment fund subaccount of a Participant's Discretionary Corporation Contributions Account shall be adjusted with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month plus Discretionary Corporation Contributions during the current month commencing on the date such contributions are credited to the investment fund subaccount, by the Interest Rate for the corresponding fund selected by the Corporation pursuant to Article 3.2(a).

               C. In the event that a Participant elects for a given Plan Year's Discretionary Corporation Contributions to have a Scheduled Withdrawal Date, all amounts attributed to the Discretionary Corporation Contributions for such Plan Year shall be accounted for in a manner which allows separate accounting for the Discretionary Corporation Contributions and investment gains and losses associated with such Plan Year's Discretionary Corporation Contributions.

        4.3 Trust Funding. The Corporation has created a Trust with FIRST AMERICAN TRUST COMPANY serving as initial trustee. The Corporation shall cause the Trust to be funded each year pursuant to Article 2 of the Trust Agreement. The Corporation shall contribute to the Trust an amount equal to the amount deferred by each Participant for the Plan Year. The Corporation may also contribute such additional amounts as it shall deem necessary or appropriate.

               Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Corporation and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor Participants Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits; and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Corporation. Any assets held in the Trust will be subject to the claims of Corporation's general creditors under federal and state law in the event of insolvency as defined in Article 5 of the Trust.

                                    ARTICLE 5
                                     VESTING

               A Participant's Deferral Account shall be ONE HUNDRED PERCENT (100%) vested at all times. Provided, however, Discretionary Corporation Contributions pursuant to Article 6.1 below may be subject to a different vesting schedule (as put forth by the Committee) than elective Deferrals.

                                    ARTICLE 6
                  CONTRIBUTIONS, DISTRIBUTIONS AND TERMINATION

        6.1 Contributions. Minimum elective deferral contributions and Discretionary Corporation Contributions under this Plan shall be made in accordance with Article 3 of the Trust Agreement.

        6.2 Distribution of Deferred Compensation and Discretionary Corporation Contributions.

               A. Distribution Without Scheduled Withdrawal Date. In the case of a Participant who terminates employment with Corporation and has an Account balance of more than FIFTY THOUSAND DOLLARS ($50,000), the Distributable Amount shall be paid to the Participant (and after Participant's death to Participant's Beneficiary) as elected by the Participant on the form provided by the Committee during Participant's Initial Election Period. The normal of distribution shall be a lump sum. The Participant may elect to receive his or her distribution in substantially equal quarterly installments over five (5) years, payable pursuant to terms elected on the form.

               1. A Participant may modify the optional form of benefit that Participant has previously elected, provided such modification occurs at least one (1) year before the Participant terminates employment with Corporation.

               2. The election to receive payment of deferrals at termination of employment is irrevocable.

               3. In the event a Participant fails to elect an optional form of benefit during Participant's Initial Election Period, the Participant's Distributable Amount will be distributed in a lump sum beginning on Participant's Payment Date.

               4. In the case of a Participant who terminates employment with Corporation and has an Account balance of FIFTY THOUSAND DOLLARS ($50,000) or less, the Distributable Amount shall be paid to the Participant (and after Participant's death to Participant's Beneficiary) in a lump sum distribution on the Participant's Payment Date.

               5. The Participant's Account shall continue to be credited with earnings pursuant to Article 4.1 of this Plan until all amounts credited to Participant's Account under the Plan have been distributed.

               B. Distribution with Scheduled Withdrawal Date. In the case of a Participant who has elected a Scheduled Withdrawal Date for a distribution while still employed by Corporation, such Participant shall receive Participant's Distributable Amount, but only with respect to those deferrals of Compensation vested Discretionary Corporation Contributions and earnings on such deferrals of Compensation and vested Discretionary Corporation Contributions as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date as defined in Article 1.2(AA) of this Plan. The distribution shall be a lump sum payment. If the distribution is more that FIFTY THOUSAND DOLLARS ($50,000), the Participant may elect to receive the distribution in equal annual installments over a two (2), three (3), four (4) or five (5) year period.

               1. A Participant's Scheduled Withdrawal Date with respect to amounts of Compensation and vested Discretionary Corporation Contributions deferred in a given Plan Year can be no earlier than two (2) years from the last day of the Plan Year for which the deferrals of Compensation are made.

               2. A Participant may extend the scheduled Withdrawal Date for the deferral of Compensation and vested Discretionary Corporation Contributions for any Plan Year, provided such extension occurs at least one (1) year before the Scheduled Withdrawal Date and is for a period of not less than two (2) years from the Scheduled Withdrawal Date.

               3. The Participant shall have the right to twice modify any Scheduled Withdrawal Date, provided the second such modification shall only be effective with the consent of Corporation.

               4. In the event a Participant terminates employment with Corporation prior to a Scheduled Withdrawal Date, other than by reason of death, the portion of the Participant's Account associated with Scheduled Withdrawal Dates which have not occurred prior to such termination shall be distributed in a lump sum.

               C. Hardship Withdrawals. Hardship withdrawals may be permitted without penalty, subject to approval by the Committee. The following reasons will be considered as hardships:

               1. Participant or dependants illness or accident,

               2. Casualty loss of Participant's property, and

               3. Other similar circumstances existing out of events beyond the control of Participant.

               D. Death Benefit. In the case of a Participant who dies while employed by the Corporation, the following benefits shall be provided:

                      1. That portion of the death benefit of any life insurance policy purchased to insure the life of the Participant and which is subject to the particular "Split-Dollar Life Insurance Agreement" of Participant with the Trust under this Plan, which is the Net Benefit, equal to the Death Benefit in the face value of such Policy reduced by Corporation's Residual Trust Interest as defined at Article 1.2(I) of this Plan, shall be distributed directly to Participant's Beneficiary as designated in the Policy. Such distributions shall be considered as proceeds from Participant's life insurance Policy for tax purposes. Any such Policy shall be subject to certain conditions set forth in the particular "Split-Dollar Life Insurance Agreement" between a specific Plan Participant and Trustee, pursuant to which the Participant may designate a beneficiary with respect to the portion of the Policy proceeds described in this
Article 6.2(D) in the event the Participant dies prior to terminating employment with the Corporation. The Participant shall have the right to designate and change such beneficiary (which need not be Participant's Beneficiary) at any time on a form provided by and filed with the insurance company. If no such form is on file with the insurance company, the insurance proceeds designated in this paragraph (1) shall be paid to the Beneficiary. The benefit playable pursuant to this paragraph (1) shall only be paid if the insurance company agrees that the Participant is insurable and shall be subject to all conditions and exceptions set forth in the applicable insurance policy. Notwithstanding the provision of this Plan or any other document to the contrary, the Corporation shall not have any obligation to pay the Participant or Participant's beneficiary any amounts described in this Article 6.2(D). Any amounts due pursuant to this Article 6.2(D) shall be payable solely from the proceeds of the Policy, if any, remitted to the Trustee pursuant to the Trust and the particular "Split-Dollar Life Insurance Agreement" of Participant with the Trust. Furthermore, the Corporation is not obligated to maintain the Policy; no death benefit shall be payable hereunder if the Policy has been discontinued for any reason for the Participant. In addition, no Policy shall be allocated to any Account.

                      2. The Account balance of Participant shall be distributed to Participant's Beneficiary as designated in the Plan, by Corporation or through Trust, at the sole discretion of Corporation, in a lump sum distribution. Participant's Beneficiary designated under the Policy may be different from Participant's Beneficiary designated under this Plan. Such Account balance distributions shall be considered Deferred Compensation payments to Participant for tax purposes.

               E. Death After Benefit Commencement. In the event a Participant dies after Participant has retired from the employ of the Corporation and still has a balance in Participant's Account, the balance shall continue to be paid for the remainder of the period as elected by the Participant.

        6.3 Early Distributions. A Participant may be permitted to elect an Early Distribution from Participant's Deferral Account prior to the Payment Date, subject to approval by the Committee. Provided, however such Early Distribution shall be subject to a ten percent (10%) forfeiture of the gross amount of the distribution. The distribution will be in the form of a single lump sum payment. If a Participant receives an Early Distribution of all or part of his or her Deferral Account and vested Discretionary Corporation Contributions Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and for the following Plan Year.

        6.4 Inability to Locate Participant. In the event that the Committee is unable to locate a Participant or Beneficiary with two (2) years following the required Payment Date, the amount allocated to the Participant's Deferral Account, shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

        6.5 Payment of Policy Premiums. Premiums on a Policy of Participant shall be paid pursuant to the Trust and the particular "Split-Dollar Life Insurance Agreement" of Participant with the Trust.

                                    ARTICLE 7
                                 ADMINISTRATION

        7.1 Committee. A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of the Board's resolution of removal to such member. Vacancies in the membership of the Committee shall be filed promptly by the Board.

        7.2 Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to said member as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

        7.3    Powers and Duties of the Committee.

               A. The Committee, on behalf of the Participants and Participants' Beneficiaries, shall enforce the Plan in accordance with the Plans terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish the Plan's purposes, including, but not by way of limitation, the following:

                      1. To select the Funds in accordance with Article 3.2(B) hereof;

                      2. To construe and interpret the terms and provisions of this Plan;

                      3. To compute and certify to the amount and kind of benefits payable to Participants and Participants' Beneficiaries;

                      4. To maintain all records that may be necessary for the administration of the Plan;

                      5. To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                      6. To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                      7. To appoint a plan administrator or any other agent, and to delegate to plan administrator such powers and duties in connection with the administration of the Plan as the Committee may form time to time prescribe;

                      8. To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies; and

                      9. If a Policy is discontinued or a Participant has terminated employment with the Corporation for a reason other than death, (i) to notify the insurance company that no death benefits are payable to the beneficiaries of the applicable Participant under the Policy (and that neither the Participant nor Participant's beneficiary has any rights under the Policy or to any benefits under the Policy) and (ii) to file an new beneficiary designation with the insurance company naming the Corporation as beneficiary or to cash in the Policy.

        7.4 Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Corporation and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

        7.5 Information. To enable the Committee to perform the Committee's functions, the Corporation shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, the Participant's death or other events which cause termination of Participant's participation in this Plan, and such other pertinent facts as the Committee may require.

        7.6    Compensation, Expenses and Indemnity.

               A. The members of the Committee shall serve without compensation for the members' services hereunder.

               B. The Committee is authorized at the expense of the Corporation to employ such legal counsel as it may deem advisable to assist in the performance of the Committee's duties hereunder. Expenses and fees in connection with the administration of this Plan shall be allocated to Participant's sub-account pursuant to Article 4.1(C) of this Plan.

               C. To the extent permitted by applicable state law, the Corporation shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Corporation against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Corporation or provided by the Corporation under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

        7.7 Quarterly Statements. Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

        7.8 Disputes.

               A. Claim. A person who believes that said person is being denied a benefit to which said person is entitled under this Agreement (hereinafter referred to as "Claimant") must file a written request for such benefit with the Corporation, setting forth Claimant's claim. The request must be addressed to the President of the Corporation at the Corporation's then principal place of business.

               B. Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for special circumstances.

                      If the claim is denied in whole or in part, the Corporation shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect Claimant's claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (C).

               C. Request for Review. Withing sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at the Corporation's then principal place of business. The Claimant or Claimant's duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, Claimant shall be barred and estopped from challenging the Corporation's determination.

               D. Review of Decision. Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                    ARTICLE 8
                                  MISCELLANEOUS

        8.1 Unsecured General Creditor. Participants and Participants' Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Corporation. No assets of the Corporation shall be held in any way as collateral security for the fulfilling of the obligations of the Corporation under this Plan. Any and all of the Corporation's assets shall be, and remain, the general unpledged, unrestricted assets of the Corporation. The Corporation's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Corporation to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Corporation that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA.

        8.2 Restriction Against Assignment. The Corporation shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, or Participant's Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge an distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in the Committee's discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

        8.3 Withholding. There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Corporation in respect to such payment or this Plan. The Corporation shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

        8.4 Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts (neither the Policies themselves, nor the death benefit described in Article 6.2(D) shall be treated as allocated to Accounts). In addition, the Committee has the right to amend or terminate Article 6.2(D). In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of Participants death, Participant's Beneficiary in a lump sum within thirty (30) days following the date of termination.

        8.5 Governing Law. This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

        8.6 Receipt or Release. Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Corporation. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

        8.7 Payment on Behalf of Persons Under Incapacity. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in the Committee's sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Corporation.

        8.8 Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Corporation or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

        8.9 Headings. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

                                      * * *

        IN WITNESS WHEREOF, the Corporation has caused this document to be executed by the Corporation's duly authorized officer effective the 1st day of November, 1998.


WITNESSES:                              ALPHA MICROSYSTEMS, a
                                          California corporation



___________________________             By: __________________________________
First Witness                               DOUGLAS J. TULLIO

                                        Its: President

___________________________
Second Witness

                                   EXHIBIT "1"

                                   EXHIBIT "2"

INVESTMENT FUNDS

Participant may specify that their Deferral Account be invested in one or more of the following investment funds:

    MONEY MARKET          Manufacturers Money Market Portfolio

    BOND                  Manufacturers Capital Growth Bond Portfolio
                          Miller Anderson & Sherrerd High Yield Portfolio Oechsle International Global Government Bond Portfolio Salomon Brothers Strategic Bond Portfolio
                          Salomon Brothers U.S. Govt. Securities Portfolio Wellington Investment Quality Bond Portfolio

    BALANCED Fidelity Conservative Asset Allocation Portfolio Fidelity Moderate Asset Allocation Portfolio Fidelity Aggressive Asset Allocation Portfolio Manufactures Lifestyle Conservative 280 Portfolio Manufactures Lifestyle Moderate 460 Portfolio Manufactures Lifestyle Balanced 640 Portfolio Manufactures Lifestyle Growth 820 Portfolio Manufactures Lifestyle Aggressive 1000 Portfolio Founders Balanced Portfolio

    GROWTH AND INCOME     Manufactures Equity Index Portfolio
                          Miller Anderson & Sherrerd Value Portfolio
                          T. Rowe Price Equity-Income Portfolio
                          Wellington Growth and Income Portfolio

    GROWTH                Fidelity Equity Portfolio
                          Founders Growth Portfolio
                          Manufacturers Quantitative Equity Portfolio
                          Rosenberg Small Company Value Portfolio
                          T. Rowe Price Blue Chip Growth Portfolio

    AGGRESSIVE GROWTH     Alger Small/Mid Cap Portfolio
                          Pilgrim Baxter Growth Portfolio
                          T. Rowe Price Science & Technology Portfolio
                          Warburg, Pincus Emerging Growth Portfolio

    INTERNATIONAL EQUITY  Founders International Small Cap Portfolio
                          Founders Worldwide Growth Portfolio
                          J.P. Morgan International Growth and Income Portfolio Manufacturers Pacific Rim Emerging Markets Portfolio Morgan Stanley Global Equity Portfolio
                          Rowe Price-Fleming International Stock Portfolio

    SPECIALTY             Manufacturers Real Estate Securities Portfolio